UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2004

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0542208 (I.R.S. Employer Identification No.)

1800 West Loop South
Suite 500
Houston, Texas 77027
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Notice to Directors and Executive Officers of Integrated Electrical Services, Inc. dated June 3, 2004.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

     The Plan Administrator of the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan (the “Plan”) has engaged a new service provider for the Plan. As a result, there will be a blackout period that will temporarily prevent participants in the Plan from engaging in transactions in Integrated Electrical Services, Inc. (“IES”) common stock held in their individual accounts. Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR promulgated thereunder, IES mailed a notice to its directors and executive officers informing them that a blackout period will begin at 5:00 PM Central Time on June 20, 2004 and is expected to end on July 12, 2004. A copy of the notice mailed on June 3, 2004 is set forth in Exhibit 99.1 and is incorporated herein by reference.

     During the blackout period, plan participants will not be able to direct or diversify investments in their individual accounts, obtain a loan, or obtain a distribution from the 401(k) plan. The reason for the blackout period is to complete the transfer of the trustee and recordkeeping services under the 401(k) plan to Merrill Lynch, who will become the new trustee for the 401(k) plan effective July 1, 2004.

     During the blackout period, and for a period of two years after the end of the blackout period, a security holder or other interested person may obtain from IES, without charge, the actual start and end dates of the blackout period by contacting Curt L. Warnock, IES’ Vice President, Law, at 1800 West Loop South, Suite 500, Houston, TX 77027, telephone number: (713) 860-1500.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President, Law

Dated: June 3, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to Directors and Executive Officers of Integrated Electrical Services, Inc. dated June 3, 2004.